UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 6, 2007

Glowpoint, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

225 Long Avenue Hillside, NJ	07205
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 235-3888

Not Applicable
(Former name or former address, if changed since last report)

ITEM 2.02 RESULTS OF OPERATION AND FINANCIAL CONDITION.

On June 6, 2007, Glowpoint, Inc. (the “Company”) issued a press release announcing the filing of its 2006 annual report on Form 10-K. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Current Report on Form 8-K, including the exhibit, is provided under Item 2.02 of Form 8-K and shall not be deemed (i) “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section or (ii) to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filings.

ITEM 8.01 OTHER EVENTS

The Company will host a conference call at 4:30 p.m. EDT on Monday, June 11, 2007 to discuss its 2006 results. Interested participants should call (866) 543-6403 and use passcode 84940939. International participants should call (617) 213-8896 and use the same passcode.  A recording of the conference call will be available beginning June 11, 2007 and will remain archived through July 18, 2007. To listen to the playback, please call (888) 286-8010 and use passcode 49507205.  For international playback, dial (617) 801-6888 and use the same passcode.

This call is being audio webcast by CCBN and can be accessed at Glowpoint's website at http://www.glowpoint.com. The audio webcast will also be distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network, such as America Online's Personal Finance Channel, Fidelity Investments® (www.fidelity.com), and others. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents: http://www.streetevents.com.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release, dated June 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Date: June 6, 2007	By:	/s/ Edwin F. Heinen
Edwin F. Heinen
Chief Financial Officer